EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Platform Specialty Products Corporation:

We consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-194012, No. 333-196698 and 333-205340 and on Form S-3 (No. 333-201817 and No. 333-202287) of Platform Specialty Products Corporation of our report dated February 11, 2014, with respect to the consolidated statements of operations, comprehensive income, changes in stockholders’ equity, and cash flows of MacDermid, Incorporated and subsidiaries for the ten-month period ended October 31, 2013, and the related financial statement schedule, before the effects of the adjustments to retrospectively apply the change in accounting related to reportable segments described in note 23, which report appears in the December 31, 2015 annual report on Form 10-K of Platform Specialty Products Corporation. The consolidated financial statements before the effects of the adjustments discussed in note 23 are not incorporated by reference.

/s/ KPMG LLP

Hartford, Connecticut
March 11, 2016